77Q1.   Exhibits

    (g) Agreement and Plan of Reorganization between The Navellier Millennium Funds, the Navellier Performance Funds and Touchstone Strategic Trust.

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                 AGREEMENT AND PLAN OF REORGANIZATION


              THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 30th day of June, 2003, by and between THE NAVELLIER MILLENNIUM FUNDS (the "Millennium Fund"), a Delaware business trust with its principal place of business at One East Liberty Street, Third Floor, Reno, Nevada 89501, THE NAVELLIER PERFORMANCE FUNDS (the "Performance Funds"), a Delaware business trust with its principal place of business at One East Liberty Street, Third Floor, Reno, Nevada 89501 and TOUCHSTONE STRATEGIC TRUST, a Massachusetts business trust with its principal place of business at 221 East Fourth Street, Suite 300, Cincinnati, Ohio 45202.

         This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), with respect to the proposed reorganizations of the NAVELLIER LARGE CAP GROWTH PORTFOLIO (the "Portfolio"), which portfolio is a series of the Navellier Performance Funds and the NAVELLIER LARGE CAP GROWTH PORTFOLIO (the "Millennium Portfolio") which portfolio is a series of the Navellier Millennium Funds), pursuant to which the Portfolio and the Millennium Portfolio will be merged into and become part of the Large Cap Growth Fund (the "Acquiring Fund") of the Touchstone Strategic Trust (the "Reorganization"). Specifically, this Agreement is intended to be and is adopted for the purpose of providing for the Reorganization of the Portfolio and the Millennium Portfolio into the Acquiring Fund. The Reorganization will consist of the transfer of all of the assets of the Portfolio and the Millennium Portfolio to the Acquiring Fund in exchange solely for (i) shares of beneficial interest in the Acquiring Fund (the "Acquiring Fund Shares") and (ii) the assumption by the Acquiring Fund of all valid liabilities of the Portfolio and of the Millennium Portfolio and the distribution of the Acquiring Fund Shares to the Shareholders of the Portfolio and the of Millennium Portfolio in complete liquidation of the Portfolio and the Millennium Portfolio, as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

         WHEREAS, the Performance Funds and the Millennium Funds and the Touchstone Strategic Trust are each open-end, registered investment companies of the management type and the Portfolio and the Millennium Portfolio own securities which are assets of the character in which the Acquiring Fund is permitted to invest;

         WHEREAS, the Trustees of the Portfolio and the Trustees of the Millennium Portfolio have each determined, with respect to such Reorganization, that the exchange of all of the assets of the Portfolio and all the assets of the Millennium Portfolio for Acquiring Fund shares and the assumption of all valid liabilities of the Portfolio and of the Millennium Portfolio by the Acquiring Fund is in the best interests of the Portfolio and the Millennium Portfolio and their Shareholders and that the interests of the existing Shareholders of the Portfolio and the Millennium Portfolio would not be diluted as a result of this transaction; and
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         WHEREAS, the purpose of the Reorganization is to combine the assets of the Acquiring Fund with those of the Portfolio and the Millennium Portfolio in an attempt to achieve greater operating economies and to retain Navellier Management, Inc. as the investment sub-advisor to manage the assets of the Acquiring Fund after the Reorganization;

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree, with respect to the Reorganization, as follows:

1. THE TRANSFER OF THE ASSETS OF THE PORTFOLIO AND THE ASSETS OF THE MILLENNIUM PORTFOLIO TO THE ACQUIRING FUND IN EXCHANGE FOR ACQUIRING FUND SHARES, THE ASSUMPTION OF ALL VALID LIABILITIES OF THE PORTFOLIO AND OF THE MILLENNIUM PORTFOLIO BY THE ACQUIRING FUND AND THE LIQUIDATION OF THE PORTFOLIO AND THE MILLENNIUM PORTFOLIO

                           1.1 For the Reorganization, the closing shall take
                  place as provided for in paragraph 3.1 ("Closing") and the provisions of paragraphs 1 through 8 of this Agreement shall apply. At the Closing, the Portfolio and the Millennium Portfolio agree to transfer all of their assets, as set forth in paragraph 1.2, to the Acquiring Fund, and the Acquiring Fund agrees in exchange therefore: (1) to deliver to the Portfolio and to the Millennium Portfolio the number of Acquiring Fund Shares, including fractional Acquiring Fund Shares, determined by dividing the value of the Portfolio's net assets and the value of the Millennium Portfolio's net assts each computed in the manner and as of the time and date set forth in paragraph 2.1 by the net asset value of one Acquiring Fund Share computed in the manner and as of the time and date set forth in paragraph 2.2; and (ii) to assume all valid liabilities of the Portfolio and of the Millennium Portfolio, as set forth in paragraph 1.3.

                           1.2 The assets of the Portfolio and the assets of the
                  Millennium Portfolio to be acquired by the Acquiring Fund shall consist of all property, including, without limitation, all cash, securities, interests, and dividends or interest receivable which are owned by the Portfolio and owned by the Millennium Portfolio and any deferred or prepaid expenses shown as assets on the books of the Portfolio or on the books of the Millennium Portfolio on the closing date provided in paragraph 3.1 (the "Closing Date").

                           1.3 The Portfolio and the Millennium Portfolio will
                  each endeavor to discharge all of their known valid
                  liabilities and obligations prior to the Closing Date. The Acquiring Fund shall assume all valid liabilities, expenses, costs, charges and reserves reflected on unaudited statements of assets and liabilities of the Portfolio and of the Millennium Portfolio prepared by the administrators of the Acquiring Fund and the Portfolio and the Millennium Portfolio, as of the Valuation Date (as defined in paragraph 2.1), in accordance with generally accepted accounting principles consistently applied from the prior audited period.
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                           1.4 Immediately after the transfer of assets provided
                  for in paragraph 1.1, the Portfolio and the Millennium Portfolio will each distribute pro rata to their Shareholders of record, determined as of immediately after the close of business on the Closing Date (the "Portfolio Shareholders") and (the "Millennium Shareholders"), the Acquiring Fund Shares received by the Portfolio and by the Millennium Portfolio pursuant to paragraph 1.1 and will each completely liquidate. Such distributions and liquidations will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Portfolio and to the account of the Millennium Portfolio on the books of the Acquiring Fund to the share records of the Acquiring Fund in the names of the Portfolio Shareholders and in the names of the Millennium Portfolio Shareholders and representing the respective pro rata number of the Acquiring Fund Shares due such Shareholders. All issued and outstanding shares of the Portfolio and of the Millennium Portfolio will simultaneously be canceled on the books of the Portfolio and of the Millennium Portfolio. The Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent.

2.       VALUATION

                           2.1 The value of the Portfolio's assets and the value
                  of the Millennium Portfolio's assets to be acquired by the Acquiring Fund hereunder shall be the net asset value of such assets computed as of immediately after the close of business of the New York Stock Exchange on the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures for computing net asset value set forth in the Portfolio's and in the Millennium Portfolio's then-current prospectus or statement of additional information.

                           2.2 The net asset value of an Acquiring Fund Share
                  shall be the net asset value per share computed as of immediately after the close of business of the New York Stock Exchange on the Valuation Date, using the valuation procedures for computing net asset value set forth in the Touchstone Strategic Trust's then-current prospectus or statement of additional information.

                           2.3 The number of the Acquiring Fund Shares to be
                  issued (including fractional shares, if any) in exchange for the Portfolio's assets and the Millennium Portfolio's assets shall be determined by dividing the value of the net assets of the Portfolio and the net assets of the Acquiring Fund determined using the same valuation procedures referred to in paragraph 2.1 by the net asset value of Performance Large Cap Growthdetermined in accordance with paragraph 2.2.

                           2.4 All computations of value for the Acquiring Fund
                  shall be made by Integrated Fund Services, Inc.; all computations of value for the Portfolio and for the Millennium Portfolio shall be made by FBR National Bank & Trust.

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3.       CLOSING AND CLOSING DATE

                          3.1 The Closing for the Reorganization shall be
                  September 22, 2003 or such other date as the parties may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:00 p.m., New York Time. The Closing shall be held at the offices of the Acquiring Fund, 221 East Fourth Street, Suite 300, Cincinnati, Ohio 45202, or at such other time and/or place as the parties may agree.

                           3.2 FBR National Bank & Trust, Bethesda, Maryland, as
                  custodian for the Portfolio and for the Millennium Portfolio (the "Custodian"), shall deliver at the Closing a certificate of an authorized officer stating that each of: (i) the Portfolio's and the Millennium Portfolio's portfolio securities, cash, and any other assets shall have been delivered in proper form to the Acquiring Fund within two business days prior to or on the Closing Date; and (ii) all necessary taxes, including all applicable Federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of the Portfolio's and the Millennium Portfolio's portfolio securities.

                           3.3 FBR National Bank & Trust, (the "Transfer
                  Agent"), on behalf of the Portfolio and on behalf of the Millennium Portfolio, shall deliver at the Closing a certificate of an authorized officer stating that their records contain the names and addresses of the Portfolio Shareholders and of the Millennium Portfolio Shareholders and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund by an authorized officer of Integrated Fund Services, Inc. shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the Portfolio and to the Secretary of the Millennium Portfolio or provide evidence satisfactory to the Portfolio and to the Millennium Portfolio that such Acquiring Fund Shares have been credited to the Portfolio's account and to the Millennium Portfolio's account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sales, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.
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4.       REPRESENTATIONS AND WARRANTIES

                           4.1 The Performance Funds, on its own and on behalf
                  of the Portfolio, and the Millennium Funds on its own and on behalf of the Millennium Portfolio each represents and warrants to the Touchstone Strategic Trust and the Acquiring Fund as follows:

                           (a) The Performance Funds and the Millennium Funds
                  are each a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware;

                           (b) The Performance Funds and the Millennium Funds
                  are each a registered investment company classified as a management company of the open-end type, and their registrations with the Securities and Exchange Commission (the "Commission"), as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the registration of their shares, under the Securities Act of 1933, as amended (the "1933 Act") are in full force and effect;

                           (c) Neither the Performance Funds nor the Portfolio
                  nor the Millennium Funds nor the Millennium Portfolio is in, and the execution, delivery and performance of this Agreement will not result in, a material violation of the Performance Funds' or the Millennium Funds' Declarations of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Performance Funds or the Portfolio or the Millennium Funds or the Millennium Portfolio is a party or by which any of them are bound;

                           (d) Neither the Performance Funds nor the Portfolio
                  nor the Millennium Funds nor the Millennium Portfolio has any material contracts or other commitments (other than this Agreement) which will be terminated with liability to them prior to the Closing Date;

                           (e) Except as otherwise disclosed in writing to and
                  accepted by the Touchstone Strategic Trust or the Acquiring Fund, no material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to their knowledge threatened against the Performance Funds or the Portfolio or the Millennium Funds or the Millennium Portfolio or any of their properties or assets which, if adversely determined, would materially and adversely affect their financial condition or the conduct of their business. Neither the Portfolio or the Millennium Portfolio knows of any facts which might form the basis for the institution of such proceedings and neither the Portfolio nor the Millennium Portfolio is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the business or the ability of the Portfolio or the Millennium Portfolio to consummate the transactions herein contemplated;
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                           (f) The Statement of Assets and Liabilities of the
                  Portfolio and the Statement of Assets and Liabilities of the Millennium Portfolio each at December 31, 2002 have been audited by Tait, Weller & Baker, independent accountants, and are in accordance with generally accepted accounting principles consistently applied, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial conditions of the Portfolio and of the Millennium Portfolio as of such date, and there are no contingent liabilities of the Portfolio or of the Millennium Portfolio as of such date not disclosed therein;

                           (g) Since December 31, 2002, there have not been any
                  material adverse changes in the Portfolio's or in the Millennium Portfolio's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Portfolio or by the Millennium Portfolio of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Fund. For the purposes of this subparagraph (g), a decline in net asset value per share of the Portfolio or of the Millennium Portfolio, the discharge of Portfolio or of the Millennium Portfolio liabilities, or the redemption of Portfolio or Millennium Portfolio shares by Portfolio or Millennium Portfolio Shareholders shall not constitute a material adverse change;

                           (h) At the Closing Date, all material Federal and
                  other tax returns and reports of the Millennium Portfolio and the Portfolio required by law to have been filed by such date or due after request for extension, if any, shall have been filed and are or will be correct, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provisions shall have been made for the payment thereof, and to the best knowledge of the Millennium Portfolio and the Portfolio, no such return is currently under audit and no assessment has been asserted with respect to such returns;

                           (i) For each taxable year of its operation, the
                  Portfolio and the Millennium Portfolio has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and each has elected to be treated as such;

                           (j) All issued and outstanding shares of the
                  Portfolio and of the Millennium Portfolio are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Portfolio and by the Millennium Portfolio. All of the issued and outstanding shares of the Portfolio and of the Millennium Portfolio will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Portfolio and on behalf of the Millennium Portfolio as provided in paragraph 3.3. Neither the Portfolio nor the Millennium Portfolio have outstanding any options, warrants or other rights to subscribe for or to purchase any of their shares, nor is there outstanding any security convertible into any of their shares;
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                           (k) At the Closing Date, both the Portfolio and the
                  Millennium Portfolio will each have good and marketable title to their assets to be transferred to the Acquiring Fund pursuant to paragraph 1.2 and full right, power and authority to sell, assign, transfer and deliver such assets hereunder and, upon delivery and payment for such assets, the Acquiring Fund will acquire good and marketable title thereto, subject to any restrictions as might arise under the 1933 Act, other than as disclosed to the Acquiring Fund;

                           (l) The execution, delivery and performance of this
                  Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Performance Funds' and the Millennium Funds' Trustees and, subject to the approval of the Portfolio's Shareholders and of the Millennium Portfolio's Shareholders, this Agreement will constitute a valid and binding obligation of the Performance Funds and of the Portfolio and of the Millennium Funds and of the Millennium Portfolio, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

                           (m) The information to be furnished by the
                  Performance Funds and the Portfolio and by the Millennium Funds and the Millennium Portfolio for use in registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto; and

                           (n) The proxy statements of the Performance Funds and
                  of the Millennium Funds (the "Proxy Statement") to be included in the Registration Statement referred to in paragraph 5.6 (other than information therein that relates to the Touchstone Strategic Trust and the Acquiring Fund) will, on the effective date of the Registration Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading.

                           4.2 Touchstone Strategic Trust, on its own behalf and
                  on behalf of the Acquiring Fund, represents and warrants to the Performance Funds and the Portfolio and to the Millennium Funds and the Millennium Portfolio as follows:

                           (a) Touchstone Strategic Trust is a business trust
                  duly organized, validly existing and in good standing under the laws of the State of Massachusetts;

                           (b) Touchstone Strategic Trust is a registered
                  investment company classified as a management company of the open-end type, and its registration with the Commission, as an investment company under the 1940 Act, and the registration of its shares, under the 1933 Act, are in full force and effect;

                           (c) The current prospectus and statement of
                  additional information of Touchstone Strategic Trust conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

                           (d) At the Closing Date, the Acquiring Fund will have
                  good and marketable title to the Acquiring Fund's assets;

                           (e) Neither Touchstone Strategic Trust nor the
                  Acquiring Fund is in, and the execution, delivery and performance of this Agreement will not result in, a material violation of Touchstone Strategic Trust's Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which Touchstone Strategic Trust or the Acquiring Fund is a party or by which Touchstone Strategic Trust or the Acquiring Fund are bound;

                           (f) No material litigation or administrative
                  proceeding or investigation of or before any court or governmental body is presently pending or threatened against Touchstone Strategic Trust or the Acquiring Fund or any of their properties or assets, except as previously disclosed in writing to the Portfolio or the Millennium Portfolio. Neither Touchstone Strategic Trust nor the Acquiring Fund knows of any facts which might form the basis for the institution of such proceedings and neither Touchstone Strategic Trust nor the Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the business or the ability of Touchstone Strategic Trust or the Acquiring Fund to consummate the transactions contemplated herein;

                           (g) The Statement of Assets and Liabilities of the
                  Acquiring Fund at March 31, 2003, audited by Ernst & Young LLP, independentauditors, and a copy of which has been furnished to the Portfolio and to the Millennium Portfolio, fairly and accurately reflects the financial condition of the Acquiring Fund as of such date in accordance with generally accepted accounting principles consistently applied;

                           (h) Since March 31, 2003, there has not been any
                  material adverse change in the Acquiring Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred. For the purposes of this subparagraph (h), a decline in net asset value per share of the Acquiring Fund shares, the discharge of Acquiring Fund liabilities or the redemption of Acquiring Fund shares by Acquiring Fund Shareholders, shall not constitute a material adverse change;

                           (i) At the Closing Date all material Federal and
                  other tax returns and reports of Touchstone Strategic Trust and the Acquiring Fund required by law to have been filed by such date or due after request for extension, if any, shall have been filed and are or will be correct, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and, to the best knowledge of Touchstone Strategic Trust and the Acquiring Fund, no such return is currently under audit and no assessment has been asserted with respect to such returns;

                           (j) For each taxable year of its operation, the
                  Acquiring Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such;

                           (k) All issued and outstanding Acquiring Fund Shares
                  are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Acquiring Fund. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or to purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares;

                           (l) The execution, delivery and performance of this
                  Agreement will have been fully authorized prior to the Closing Date by all necessary action, if any, on the part of the Trustees of Touchstone Strategic Trust and this Agreement will constitute a valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights, and to general equity principles;

                           (m) The Acquiring Fund Shares to be issued and
                  delivered (transferred on the Acquiring Fund's books) to the Portfolio and to the Millennium Portfolio for the accounts of the Portfolio Shareholders and for the accounts of the Millennium Portfolio Shareholders, pursuant to the terms of this Agreement, will, at the Closing Date, have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable by the Acquiring Fund;

                           (n) The information to be furnished by the Acquiring
                  Fund for use in registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto;

                           (o) The Proxy Statement to be included in the
                  Registration Statement (only insofar as it relates to Touchstone Strategic Trust and the Acquiring Fund) will, on the effective date of the Registration Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which such statements were made, not materially misleading; and

                           (p) Touchstone Strategic Trust and the Acquiring Fund
                  each agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue their operations after the Closing Date.

5.       COVENANTS OF THE ACQUIRING FUND, THE PORTFOLIO AND THE MILLENNIUM
         PORTFOLIO

         The following covenants of the Acquiring Fund and of the Portfolio and of the Millennium Portfolio, as applicable, are made respectively by Touchstone Strategic Trust and by the Performance Funds and by the Millennium Funds:

                  5.1 The Acquiring Fund and the Portfolio and the Millennium Portfolio each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other distribution that may be advisable.

                  5.2 The Portfolio and the Millennium Portfolio will each call a meeting of their Shareholders to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

                  5.3 The Portfolio and the Millennium Portfolio each covenant that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

                  5.4 The Portfolio and the Millennium Portfolio will each assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the shares of the Portfolio and of the Millennium Portfolio.

                  5.5 Subject to the provisions of this Agreement, the Acquiring Fund and the Portfolio and the Millennium Portfolio will each take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
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                  5.6 The Portfolio and the Millennium Portfolio will each
         provide the Acquiring Fund with information reasonably necessary for the preparation of a prospectus (the "Prospectus") which will include the Proxy Statement referred to in paragraph 4.1(n), all to be included in a Registration Statement on Form N-14 of the Touchstone Strategic Trust (the "Registration Statement"), in compliance with the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act, in connection with the meetings of the Portfolio Shareholders and the Millennium Portfolio Shareholders to consider approval of this Agreement and the transactions contemplated herein (the "Meeting").

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PERFORMANCE FUNDS AND THE PORTFOLIO AND THE MILLENNIUM FUNDS AND THE MILLENNIUM PORTFOLIO

         The obligations of the Performance Funds and the Portfolio and the Millennium Funds and the Millennium Portfolio to consummate the transactions provided for herein shall be subject, at their election, to the performance by Touchstone Strategic Trust and the Acquiring Fund of all the obligations to be performed by Touchstone Strategic Trust and the Acquiring Fund hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

                  6.1 All representations and warranties of Touchstone Strategic Trust and the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date; and

                  6.2 Touchstone Strategic Trust shall have delivered to the Performance Funds and to the Millennium Funds, on the Closing Date, a certificate executed in the name of Touchstone Strategic Trust by Touchstone Strategic Trust's President and Treasurer, in a form reasonably satisfactory to the Performance Funds and to the Millennium Funds and dated as of the Closing Date, to the effect that the representations and warranties of the Touchstone Strategic Trust and the Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date, except as these representations and warranties may be affected by the transactions contemplated by this Agreement and as to such other matters as Touchstone Strategic Trust shall reasonably request.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF TOUCHSTONE STRATEGIC TRUST AND THE ACQUIRING FUND

         The obligations of Touchstone Strategic Trust and the Acquiring Fund to complete the transactions provided for herein shall be subject, at their election, to the performance by the Performance Funds and the Millennium Funds and the Portfolio and the Millennium Portfolio of all of the obligations to be performed by them hereunder on or before the Closing Date and, in addition thereto, to the following conditions:

                  7.1 All representations and warranties of the Performance Funds and the Millennium Funds and the Portfolio and the Millennium Portfolio contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as these representations and warranties may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

                  7.2 The Performance Funds and the Millennium Funds shall each have delivered to Touchstone Strategic Trust statements of the Portfolio's and of the Millennium Portfolio's assets and liabilities, as of the Closing Date, each certified by the Treasurer of the Performance Funds and the Millennium Funds; and

                  7.3 The Performance Funds and the Millennium Funds shall each have delivered to Touchstone Strategic Trust, on the Closing Date, certificates executed in their respective names and in the Portfolio's and Millennium Portfolio's names by the Performance Funds' President and Treasurer and by the Millennium Funds' President and Treasurer, in form and substance satisfactory to Touchstone Strategic Trust and dated as of the Closing Date, to the effect that the representations and warranties of the Performance Funds and the Millennium Funds and the Portfolio and the Millennium Portfolio, with respect to the Performance Funds and the Millennium Funds and the Portfolio and the Millennium Portfolio made in this Agreement are true are correct at and as of the Closing Date, except as these representations and warranties may be affected by the transactions contemplated by this Agreement.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND AND THE PORTFOLIO AND THE MILLENNIUM PORTFOLIO

         If any of the conditions set forth below do not exist on or before the Closing Date, with respect to the Portfolio or the Millennium Portfolio or the Acquiring Fund, then the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

                  8.1 The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of beneficial interest of the Portfolio and of the Millennium Portfolio in accordance with the provisions of each of the Performance Funds' and the Millennium Funds' Declaration of Trust and By-Laws and copies of the resolutions evidencing such approvals shall have been delivered to the Acquiring Fund. Notwithstanding anything herein to the contrary, neither Touchstone Strategic Trust nor the Acquiring Fund nor the Performance Funds nor the Portfolio nor the Millennium Funds nor the Millennium Portfolio may waive the conditions set forth in this paragraph 8.1;

                  8.2 All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by Touchstone Strategic Trust or the Performance Funds or the Millennium Funds to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Touchstone Strategic Trust or the Acquiring Fund or the Performance Funds or the Millennium Funds or the Portfolio or the Millennium Portfolio, provided that any party hereto may, for itself, waive any of such conditions;

                  8.3 The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued; and

                  8.4 The Selling Fund shall have declared a dividend or dividends which, together with all previous such dividends shall have the effect of distributing to the Selling Fund Shareholders all of the Selling Fund's investment company taxable income for all taxable periods ending on the Closing Date (computed without regard to any deduction for dividends paid) and all of the net capital gains realized in all taxable periods ending on the Closing Date (after reduction for any capital loss carryforward).

                  8.5 The Company and the Trust shall have received a favorable opinion of Sullivan & Worcester LLP substantially to the effect that, for federal income tax purposes:

                  (a) The transfer of all of the Selling Fund assets in exchange solely for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Selling Fund followed by the distribution of the Acquiring Fund Shares to the Selling Fund Shareholders in dissolution and liquidation of the Selling Fund will constitute a "reorganization" within the meaning of Section 368(a)(1)(D) of the Code, and the Acquiring Fund and the Selling Fund will each be a "party to a reorganization" within the meaning of
         Section 368(b) of the Code.

                  (b) No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Selling Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Selling Fund.

                  (c) No gain or loss will be recognized by the Selling Fund upon the transfer of the Selling Fund assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Selling Fund or upon the distribution (whether actual or constructive) of the Acquiring
         Fund Shares to Selling Fund Shareholders in exchange for their shares of the Selling Fund.

                  (d) No gain or loss will be recognized by the Selling Fund Shareholders upon the exchange of their Selling Fund shares for the Acquiring Fund Shares in liquidation of the Selling Fund.

                  (e) The aggregate tax basis of the Acquiring Fund Shares received by each Selling Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Selling Fund shares held by such Selling Fund Shareholder immediately prior to the Closing, and the holding period of the Acquiring Fund Shares received by each Selling Fund Shareholder will include the period during which the Selling Fund shares exchanged therefor were held by such Selling Fund Shareholder (provided the Selling Fund shares were held as capital assets on the date of the Closing).

                  (f) The tax basis of the Selling Fund assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Selling Fund immediately prior to the Closing, and the holding period of the assets of the Selling Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Selling Fund.

                  8.6 The Acquiring Fund shall have received from Ernst & Young LLP a letter addressed to the Acquiring Fund, in form and substance satisfactory to the Acquiring Fund, to the effect that:

                  (a) they are independent auditors with respect to the Selling Fund within the meaning of the 1933 Act and the applicable published rules and regulations thereunder;

                  (b) on the basis of limited procedures agreed upon by the Acquiring Fund and described in such letter (but not an examination in accordance with generally accepted auditing standards), the Capitalization Table appearing in the Registration Statement and Prospectus/Proxy Statement has been obtained from and is consistent with the accounting records of the Selling Fund;

                  (c) on the basis of limited procedures agreed upon by the Acquiring Fund and described in such letter (but not an examination in accordance with generally accepted auditing standards), the pro forma financial statements that are included in the Registration Statement and Prospectus/Proxy Statement agree to the underlying accounting records of the Acquiring Fund and the Selling Fund or with written estimates provided by each Fund's management, and were found to be mathematically correct; and

                  (d) on the basis of limited procedures agreed upon by the Acquiring Fund and described in such letter (but not an examination in accordance with generally accepted auditing standards), the data utilized in the calculations of the pro forma expense ratios appearing in the Registration Statement and Prospectus/Proxy Statement agree with underlying accounting records of the Selling Fund or with written estimates by the Selling Fund's management and were found to be mathematically correct.

         In addition, unless waived by the Acquiring Fund, the Acquiring Fund shall have received from Ernst & Young LLP a letter addressed to the Acquiring Fund dated on the Closing Date, in form and substance satisfactory to the Acquiring Fund, to the effect that on the basis of limited procedures agreed upon by the Acquiring Fund (but not an examination in accordance with generally accepted auditing standards), the net asset value per share of the Selling Fund as of the Valuation Date was computed and the valuation of the portfolio was consistent in the valuation practices of the Acquiring Fund.

                           8.7 The Selling Fund shall have received from Tait
              Weller & Baker LLP a letter addressed to the Selling Fund, in form and substance satisfactory to the Selling Fund, to the effect that:

                   (a) they are independent auditors with respect to the
              Acquiring Fund within the meaning of the 1933 Act and the applicable published rules and regulations thereunder;

                   (b) they had performed limited procedures agreed
              upon by the Selling Fund and described in such letter (but not an examination in accordance with generally accepted auditing standards) which consisted of a reading of any unaudited pro forma financial statements included in the Registration Statement and Prospectus/Proxy Statement, and making inquiries of appropriate officials of the Trust responsible for financial and accounting matters whether such unaudited pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder;

                   (c) on the basis of limited procedures agreed upon by
              the Selling Fund and described in such letter (but not an examination in accordance with generally accepted auditing standards), the Capitalization Table appearing in the Registration Statement and Prospectus/Proxy Statement has been obtained from and is consistent with the accounting records of the Acquiring Fund; and

                   (d) on the basis of limited procedures agreed upon by the Selling Fund (but not an examination in accordance with generally accepted auditing standards), the data utilized in the calculations of the pro forma expense ratios appearing in the Registration Statement and Prospectus/Proxy Statement agree with underlying accounting records of the Acquiring Fund or with written estimates by the Acquiring Fund's management and were found to be mathematically correct.

                            8.8 The change of the Acquiring Fund from a
             diversified series of the Trust to a non-diversified series of the Trust upon completion of the Reorganization shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquiring Fund in accordance with the provisions of the Trust's Agreement and Declaration of Trust and Bylaws.

9.       BROKERAGE FEES AND EXPENSES

                           9.1 Touchstone Strategic Trust and the Performance
             Funds and the Millennium Funds each represents and warrants to the others that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

                           9.2 Navellier Management Inc. will bear the aggregate expenses and costs of its solicitation of this Proxy Solicitation regarding the Reorganization.

10.      ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

                           10.1 Touchstone Strategic Trust and the Performance
             Funds and the Millennium Funds agree that no party to this Agreement has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

                           10.2 The representations, warranties and covenants
             contained in this Agreement, or in any document delivered pursuant hereto or in connection herewith, shall survive the consummation of the transactions contemplated hereunder.

11.      TERMINATION

         This Agreement and the transactions contemplated hereby may be terminated and abandoned by any party by resolution of the party's Board of Trustees or Board of Trustees and resolution passed by the requisite number of Shareholders of that party at any time prior to the Closing Date if circumstances should develop that make proceeding with the Agreement inadvisable.


12.      WAIVER

         Touchstone Strategic Trust and the Performance Funds and the Millennium Funds, by mutual consent of their respective Boards of Trustees, may waive in writing any condition to their respective obligations hereunder, except as provided herein.

13.      AMENDMENTS

         This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of Touchstone Strategic Trust and the Performance Funds and the Millennium Funds; provided, however, that following the meetings of the Portfolio Shareholders and of the Millennium Portfolio Shareholders called pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to the Portfolio Shareholders or to the Millennium Portfolio Shareholders under this Agreement to the detriment of such Shareholders without their further approval.

14.      NOTICES

         Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to Touchstone Strategic Trust at 221 East Fourth Street, Suite 300, Cincinnati, Ohio 45202, or to the Performance Funds or the Millennium Funds at One East Liberty Street, Third Floor, Reno, Nevada 89501.

15.      HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF
         LIABILITY

                           15.1 The Article and paragraph headings contained in
                  this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                           15.2 This Agreement may be executed in any number of
                  counterparts, each of which shall be deemed an original.

                           15.3 This Agreement shall be governed by and
                  construed in accordance with the laws of the Commonwealth of Massachusetts.

                           15.4 This Agreement shall bind and inure to the
                  benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

                           15.5 It is expressly agreed that the obligations of
                  the Performance Funds and of the Millennium Funds and of the Portfolio and of the Millennium Portfolio hereunder shall not be binding upon any of the Trustees, Shareholders, nominees, officers, agents or employees of the Performance Funds and of the Millennium Funds personally, but shall bind only the Trust property of the Performance Funds and the Millennium Funds and the Portfolio and the Millennium Portfolio, as provided in the Declarations of Trust of the Performance Funds and of the Millennium Funds. The execution and delivery by such officers of the Performance Funds and of the Millennium Funds shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Performance Funds and of the Millennium Funds and the Portfolio and the Millennium Portfolio as provided in the Declarations of Trust of the Performance Funds and of the Millennium Funds.

                           15.6 It is expressly agreed that the obligations of
                  the Touchstone Strategic Trust and the Acquiring Fund hereunder shall not be binding upon any of the Trustees, Shareholders, nominees, officers, agents or employees of Touchstone Strategic Trust personally, but shall bind only the trust property of the Touchstone Strategic Trust and the Acquiring Fund, as provided in Touchstone Strategic Trust's Declaration of Trust. The execution and delivery by such officers of Touchstone Strategic Trust shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Touchstone Strategic Trust and the Acquiring Fund, as provided in the Touchstone Strategic Trust's Declaration of Trust.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President and attested by its Secretary.

Attest:                                      TOUCHSTONE STRATEGIC TRUST

By:/s/ Tina Hosking Bloom                      By: /s/ Michael S. Spangler
   -----------------------                         -----------------------
       Secretary                                       Vice President

Attest:                                      THE NAVELLIER MILLENNIUM FUNDS

By: /s/Arjen Kuyper                            By: /s/ Louis Navellier
    ---------------                                -----------------------
    Treasurer                                         President

Attest:                                      THE NAVELLIER PERFORMANCE FUNDS

By: /s/Arjen Kuyper                          By: /s/ Louis Navellier
    ---------------                               -----------------------
   Treasurer                                         President